                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): June 30, 2000




                             NETERGY NETWORKS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                      000-21783                   77-0142404
----------------------------      ------------------------     -------------------
(State or other jurisdiction      (Commission File Number)      (I.R.S. Employer
     of incorporation)                                         Identification No.)




                           2445 Mission College Blvd.
                          Santa Clara, California 95054
                    (Address of principal executive offices)

                                 (408) 727-1885
              (Registrant's telephone number, including area code)

       Netergy Networks, Inc. hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on July 14, 2000 as set forth below:

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibit C.

       (a)Financial statements of Business Acquired.

                                 UFORCE COMPANY

                        CONSOLIDATED FINANCIAL STATEMENTS
                           JUNE 30, 2000 AND 1999 AND
                                FEBRUARY 28, 1999




         Auditors' Report                                       2
         Financial Statements
            Consolidated Earnings and Deficit                   3
            Consolidated Balance Sheets                         4
            Consolidated Cash Flows                             5
            Notes to Consolidated Financial Statements    6 to 16

AUDITORS' REPORT



To the Shareholders of
Uforce Company


We have audited the consolidated balance sheets of Uforce Company as at June 30, 2000 and 1999 and the consolidated statements of earnings and deficit and cash flows for the year ended June 30, 2000, the four-month period ended June 30, 1999 and the year ended February 28, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2000 and 1999 and the results of its operations and its cash flows for the years ended June 30, 2000 and February 28, 1999 and the period ended June 30, 1999 in accordance with generally accepted accounting principles in Canada.


/s/ RAYMOND CHABOT GRANT THORNTON
----------------------------------
Chartered Accountants

Montreal, Canada
August 25, 2000

UFORCE COMPANY
CONSOLIDATED EARNINGS AND DEFICIT
Year ended June 30, 2000, four-month period ended June 30, 1999 and year ended February 28, 1999 (in United States dollars)



===================================================================================================
                                                     2000-06-30         1999-06-30      1999-02-28
                                                     (12 months)        (4 months)      (12 months)
                                                     -----------        ---------        ---------
REVENUE                                              $ 1,935,514        $   9,515        $  42,129
Cost of sales                                          1,582,174           13,001           39,809
                                                     -----------        ---------        ---------
GROSS PROFIT (LOSS)                                      353,340           (3,486)           2,320
                                                     -----------        ---------        ---------

Research and development expenses                      2,383,532          169,540          292,744
Selling expenses                                       1,293,380            2,420            7,764
Administrative expenses                                1,620,137           90,129           67,089
Financial expenses                                        59,533            8,866            2,024
Investment tax credits - research expenses              (828,562)         (47,793)        (155,615)
Other income                                             (92,408)            (253)              --
                                                     -----------        ---------        ---------
                                                       4,435,612          222,909          214,006
                                                     -----------        ---------        ---------
NET LOSS                                              (4,082,272)        (226,395)        (211,686)
Retained earnings (deficit), beginning of period        (343,291)        (116,896)          94,790
                                                     -----------        ---------        ---------
Deficit, end of period                                (4,425,563)        (343,291)        (116,896)
                                                     ===========        =========        =========
===================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

UFORCE COMPANY
CONSOLIDATED BALANCE SHEETS
June 30, 2000 and 1999
(in United States dollars)


==============================================================================================
                                                                  2000-06-30       1999-06-30
                                                                  ----------       ----------
ASSETS
Current assets
     Cash                                                        $    29,690       $      103
     Term deposits, 4.15% to 4.75% (3% and 3.55% in 1999)          1,643,224        4,615,489
     Accounts receivable (Note 5)                                  1,954,389           70,945
     Work in process                                                 110,679               --
     Prepaid expenses                                                199,823            4,163
                                                                  ----------       ----------
                                                                   3,937,805        4,690,700
Fixed assets (Note 6)                                              1,059,859           14,016
Goodwill                                                             400,438               --
                                                                  ----------       ----------
                                                                   5,398,102        4,704,716
                                                                  ==========       ==========

LIABILITIES
Current liabilities
     Accounts payable and accrued liabilities                      1,521,260          311,458
     Term loan from the new parent company, 5.5%, payable in
       September 2000                                              1,501,318               --
     Deferred revenue                                                664,012               --
     Current portion on long-term debt                               430,214           17,360
                                                                  ----------       ----------
                                                                   4,116,804          328,818
Long-term debt (Note 8)                                              581,373               --
                                                                  ----------       ----------
                                                                   4,698,177          328,818
                                                                  ----------       ----------
SHAREHOLDERS' EQUITY
Capital stock (Note 9)                                             5,069,964        4,727,510
Contributed surplus (Note 10)                                         70,599               --
Deficit                                                           (4,425,563)        (343,291)
Cumulative translation adjustment                                    (15,075)          (8,321)
                                                                  ----------       ----------
                                                                     699,925        4,375,898
                                                                  ----------       ----------
                                                                   5,398,102        4,704,716
                                                                  ==========       ==========
==============================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

UFORCE COMPANY
CONSOLIDATED CASH FLOWS
Year ended June 30, 2000, four-month period ended June 30, 1999 and year ended February 28, 1999 (in United States dollars)


======================================================================================================
                                                          2000-06-30       1999-06-30       1999-02-28
                                                          (12 months)      (4 months)       (12 months)
                                                          ----------       ----------       ----------
OPERATING ACTIVITIES
Net loss                                                 $(4,082,272)      $ (226,395)       $(211,686)
Non-cash items
     Loss on write-off of fixed assets                            --               --              376
     Depreciation                                            205,106            1,422            7,497
     Amortization of goodwill                                 70,963               --               --
     Interest on balance of purchase                           8,872               --               --
     Changes in working capital items (Note 11)              (78,906)         212,047         (121,235)
                                                          ----------       ----------       ----------
Cash flows from operating activities                      (3,876,237)         (12,926)        (325,048)
                                                          ----------       ----------       ----------
INVESTING ACTIVITIES
Business acquisition (Note 4)                                (92,549)              --               --
Advance to company under common control                           --               --           50,315
Term deposits                                               (345,929)              --               --
Advances to shareholders                                      23,937               --               --
Fixed assets                                                (461,969)              --           (1,743)
                                                          ----------       ----------       ----------
Cash flows from investing activities                        (876,510)              --           48,572
                                                          ----------       ----------       ----------
FINANCING ACTIVITIES
Bank loan                                                    (19,274)         (33,693)          33,438
Bank overdraft                                                    --          (43,284)          42,956
Due to companies under common control                        (17,347)        (217,273)         195,234
Term loan from the new parent company                      1,501,318               --               --
Long-term loans                                              169,709               --               --
Repayment of long-term debt                                  (95,825)              --               --
Amount received from a shareholder                            70,599               --               --
Issuance of shares                                                --        5,121,294               --
Share issue expenses                                        (140,994)        (235,849)              --
                                                          ----------       ----------       ----------
Cash flows from financing activities                       1,468,186        4,591,195          271,628
                                                          ----------       ----------       ----------
FOREIGN CURRENCY TRANSLATION ADJUSTMENT                       (2,598)          37,323             (245)
                                                          ----------       ----------       ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS      (3,287,159)       4,615,592           (5,093)
Cash and cash equivalents, beginning of period             4,615,592               --            5,093
                                                          ----------       ----------       ----------
Cash and cash equivalents, end of period                   1,328,433        4,615,592               --
                                                          ==========       ==========       ==========

CASH AND CASH EQUIVALENTS
Cash                                                          29,690              103               --
Term deposits                                              1,298,743        4,615,489               --
                                                          ----------       ----------       ----------
                                                           1,328,433        4,615,592               --
                                                          ==========       ==========       ==========
======================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

UFORCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2000 and 1999
(in United States dollars)

================================================================================
1 - GOVERNING STATUTES, NATURE OF OPERATIONS AND CORPORATE REORGANIZATION
================================================================================

Uforce Company (The "Company") was incorporated, in Canada, on June 16, 2000, as an unlimited liability corporation, under the Companies Act (Nova Scotia). Its principal business consists of the design and sales of telecommunication software and related professionnal services. The Company results from the merger, on June 16, 2000, of Uforce Inc. and 3044008 Nova Scotia Company.

Uforce Inc. resulted from a corporate reorganization completed on June 28, 1999, whereby the majority of assets and liabilities of Uniforce Informatique Inc. ("Uniforce") were purchased by Uforce Inc. for a consideration of 11,115,000 common shares.

As the Company, Uforce Inc. and Uniforce were under common control, these transactions were accounted for under the continuity of interest method, a method which produces the same results of the pooling of interests method. Consequently, there is no change in the basis of accounting.

The accompanying consolidated financial statements reflect the historical financial information of Uniforce from March 1, 1998 until the corporate reorganization on June 28, 1999 and reflect the financial information of Uforce Inc. since that date.

As at June 30, 2000, the Company was acquired by a wholly-owned subsidiary of Netergy Networks, Inc. (formely 8X8, Inc.) (a parent company), a United States based company.

================================================================================
2 - ACCOUNTING POLICIES
================================================================================

BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada and are denominated in United States dollars. The financial statements differ in certain respects from generally accepted accounting principles in the United States described in note 15.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Services-Conseils Von Neumann Inc.

USE OF ESTIMATES

The preparation of consolidated financial statements requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities shown on the balance sheet and contingencies mentioned at the date of the consolidated financial statements, and the amounts of revenues and expenses shown on the consolidated earnings statement during the reporting period. Actual results could differ from those estimates.

UFORCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2000 and 1999
(in United States dollars)

================================================================================
2 - ACCOUNTING POLICIES (CONTINUED)
================================================================================

REPORTING CURRENCY AND FOREIGN CURRENCY TRANSLATION

The Company's financial statements have historically been expressed in Canadian dollars. As a result of the acquisition by a United States company, the Company adopted the United States dollar as its reporting currency.

The Company financial statements have been translated from their functional currency, the Canadian dollar, to the reporting currency, the United States dollar for all reporting periods as follows: assets and liabilities have been translated at the exchange rate in effect at the end of the period and revenues and expenses have been translated at the average exchange rate for the period. All cumulative gains or losses from the translation into the Company's reporting currency have been included as a separate component of the shareholders' equity in the balance sheets.

REVENUE RECOGNITION

Software revenue is recognized when all significant obligations have been satisfied and collectibility has been assured.

Revenues from consulting, training and other services are recognized when the services are performed. Contract revenue is recognized using the percentage-of-completion method of accounting. Under this method, contract revenue and related costs are recognized proportionally with the degree of completion of work.

Deferred revenues is comprised of maintenance and support agreements for which services have yet to be provided, software license revenues where significant vendor obligations have yet to be satisfied, and any payments received from customers in advance of revenue recognition.

DEPRECIATION AND AMORTIZATION

The fixed assets are depreciated over their estimated useful lives according to the straight-line method and the following annual rates:

Office equipment                                    20%
Computer equipment                              33 1/3%
Software                                        33 1/3%
Leasehold improvements                              20%

Goodwill is amortized on a straight-line basis over a five-year period until 2005.

GOODWILL

Goodwill represents the excess of the purchase price over the value assigned to the net identifiable assets obtained upon acquisition of a subsidiary in 2000. The Company evaluates goodwill annually to determine whether a permanent impairment in value should be recorded. This requires comparing operating results for the period and projected future earnings according to operating budgets, to the unamortized balance of goodwill.

UFORCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2000 and 1999
(in United States dollars)

================================================================================
2 - ACCOUNTING POLICIES (CONTINUED)
================================================================================

STOCK OPTION PLAN

The Company has a stock option plan, which is described in note 9. No compensation expense is recognized for this plan when stock options are issued to employees. Any consideration paid by employees on exercise of stock options or purchase of stock is credited to share capital. If stock or stock options are repurchased from employees, the excess of the consideration paid over the carrying amount of the stock or stock option canceled is charged to deficit.

FINANCIAL INSTRUMENTS

The following methods and assumptions were used to determine the estimated fair value of each class of financial instruments:

Short-term financial instruments

Cash, term deposits, accounts receivable, accounts payable and accrued liabilities and term loan from the new parent company are financial instruments whose fair value approximates their carrying amount due to their short-term maturity.

Long-term debt

The fair value of long-term debt is equivalent to the book value given they were contracted near the end of the period.

CASH AND CASH EQUIVALENTS

The Company's policy is to present cash and term deposits having a term of less than three months from the acquisition date as cash and cash equivalents.

================================================================================
3 - INFORMATION INCLUDED IN STATEMENTS OF EARNINGS AND DEFICIT
================================================================================

                                                            2000-06-30      1999-06-30     1999-02-28
                                                            (12 months)      (4 months)    (12 months)
                                                            ----------      ----------     ----------
Depreciation                                                  $205,106          $1,422         $7,497
Amortization of goodwill                                        70,963               -              -
Interest on long-term debt                                      37,715               -              -
Loss on write-off of fixed assets                                    -               -            376

UFORCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2000 and 1999
(in United States dollars)

================================================================================
4 - BUSINESS ACQUISITION
================================================================================

On September 29, 1999, the Company acquired 100% of the voting and participating shares of Services-Conseils Von Neumann Inc., a computer consulting firm, for a purchase price of $586,771. The purchase price consisted of $112,923 in cash, a note payable for $167,878 and $305,970 in capital stock. This transaction has been accounted for according to the purchase method. The operations of Services-Conseils Von Neumann Inc. from September 29, 1999 to June 30, 2000 are included in the consolidated statement of earnings and deficit.

The net acquired assets are detailed as follows:


                                        --------

Current assets                          $116,358
Fixed assets                              28,016
Goodwill                                 473,848
                                        --------
                                         618,222
Current liabilities                       51,825
                                        --------
                                         566,397
                                        ========

Consideration paid on acquisition
     Issue of shares                     305,970
     Balance of purchase                 167,878
                                        --------
                                         473,848
                                        --------

     Cash                                112,923
     Cash acquired from subsidiary       (20,374)
                                        --------
                                          92,549
                                        --------
                                         566,397
                                        ========

================================================================================
5 - ACCOUNTS RECEIVABLE
================================================================================

                                               2000-06-30     1999-06-30
                                               ----------     ----------
Trade accounts(a)                              $  670,202        $16,110
Advances to shareholders, without interest        205,029             --
Advances to employees, without interest            50,132             --
Commodity taxes receivable                        116,669         54,835
Investment tax credits receivable                 912,357             --
                                               ----------        -------
                                                1,954,389         70,945
                                               ==========        =======

(a) As at June 30, 2000, one customer owes an amount representing approximately 63% of total trade accounts.

UFORCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2000 and 1999
(in United States dollars)

================================================================================
6 - FIXED ASSETS
================================================================================

                                                              2000-06-30
                                 ---------------------------------------
                                               Accumulated
                                   Cost        depreciation       Net
                                 ---------     ------------    ---------
Office equipment                $  268,477      $  40,832     $  227,645
Computer equipment                 221,076         60,375        160,702
Software                            81,825         18,034         63,790
Leasehold improvements               1,674          1,392            282
                                ----------      ---------     ----------
                                   573,052        120,633        452,419
Assets under capital leases
     Office equipment               46,344          4,358         41,985
     Computer equipment            678,545        113,091        565,455
                                ----------      ---------     ----------
                                 1,297,941        238,082      1,059,859
                                ==========      =========     ==========

Investment tax credits, in the amount of $54,986, have been offset against the cost of certain fixed assets.

During the year, the Company acquired office and computer equipment in the amount of $762,277 by way of capital leases.

                                                1999-06-30
                            ------------------------------
                                     Accumulated
                             Cost    depreciation     Net
                            ------   ------------   ------
Office equipment           $ 4,084     $ 1,171     $ 2,913
Computer equipment          17,724       8,736       8,988
Software                     2,110       1,118         992
Leasehold improvements       1,681         558       1,123
                           -------     -------     -------
                            25,599      11,583      14,016
                           =======     =======     =======

================================================================================
7 - AUTHORIZED LINE OF CREDIT
================================================================================

As at June 30, 2000, the Company has an available line of credit of an authorized amount of $676,000, which is secured by a hypothec on the assets of the Company and bears interest at prime rate plus 1%. Under the credit agreement, the Company is subject to certain financial ratios.

UFORCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2000 and 1999
(in United States dollars)

================================================================================
8 - LONG-TERM DEBT
================================================================================

                                                               Current
                                                               portion       2000-06-30     1999-06-30
                                                              ---------      ----------     ----------
Term loan, prime rate plus 3%, maturing in 2005,
payable in monthly installments of $2,817 ($4,167 in
Canadian dollars), secured by computer equipment
having a book value of $169,450                                $ 33,800     $  168,999        $    --

Obligations under capital leases, interest rates varying
between 10.44% and 11.33%, payable in monthly
installments, maturing at various dates until 2002              301,304        666,848             --

Balance of purchase due to shareholders, without
interest, discounted at 7%, payable in two blended
annual installments of $91,260 ($135,000 in Canadian
dollars) in July 2000 and 2001                                   95,110        175,740             --

Due to companies under common control, without
interest or repayment terms                                          --             --         17,360
                                                              ---------     ----------      ---------
                                                                430,214      1,011,587         17,360
Installments due within one year                                430,214        430,214         17,360
                                                              ---------     ----------      ---------
                                                                     --        581,373             --
                                                              =========     ==========      =========


The future annual installments on long-term debt are as follows:

                                                                            Obligations
                                                                            under capital      Other
                                                                               leases          loans
                                                                            -------------     -------
For the year ended June 30,
2001                                                                          $359,358       $128,910
2002                                                                           386,170        114,430
2003                                                                                --         33,800
2004                                                                                --         33,800
2005                                                                                --         33,799
                                                                               -------
Total minimum lease payments                                                   745,528
Interest expense included in minimum lease payments                             78,680
                                                                               -------        -------
                                                                               666,848        344,739
                                                                               =======        =======

UFORCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2000 and 1999
(in United States dollars)

================================================================================
9 - CAPITAL STOCK
================================================================================

As at June 30, 2000, after the merger between Uforce Inc. and 3044008 Nova Scotia Company mentioned in note 1, the new authorized capital stock is as follows:

AUTHORIZED
Shares without par value
100,000,000    Common shares
   1,604,999   Exchangeable shares, ranking prior to common shares, each
               exchangeable share may be exchanged by the holder for one Netergy
               Networks, Inc. (parent company) common share, each exchangeable share entitles the holders to dividend and other rights economically equivalent to those granted to a holder of one
               Netergy Networks, Inc. common share

Before the merger mentioned above, the authorized capital stock was as follows:

AUTHORIZED
Unlimited number of shares without par value
       Common shares

       Class "A" non-voting shares, ranking prior to common shares for the payment of dividends, automatically convertible into common shares on a share-per-share basis at the time of an initial public offering

       Class "C" voting and participating shares, ranking prior to class "A" shares

UFORCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2000 and 1999
(in United States dollars)

================================================================================
9 - CAPITAL STOCK (CONTINUED)
================================================================================

The changes to the Company capital stock are as follows:


                                                        Common shares                    Class "A" shares
                                        -----------------------------       -----------------------------
                                          Number            Amount            Number            Amount
                                        -----------       -----------       -----------       -----------
ISSUED AND FULLY PAID
Balance as of February 28, 1999          11,115,000       $        --                --       $        --
Issuance of shares for cash net of
share issue expenses                      7,600,000         4,727,510                --                --
                                        -----------       -----------       -----------       -----------
Balance as at June 30, 1999              18,715,000         4,727,510                --                --

Issuance of shares in a business
  acquisition (Note 4)                           --                --           243,450           305,970
Reversal of an accrued liability
  relating to share issue expenses               --            36,484                --                --
Conversion of stock                      (8,405,589)       (1,895,686)         (243,450)         (305,970)
                                        -----------       -----------       -----------       -----------
Balance as at June 30, 2000              10,309,411         2,868,308                --                --
                                        ===========       ===========       ===========       ===========


                                                 Exchangeable shares
                                        ----------------------------
                                          Number            Amount        Total amount
                                        -----------      -----------      ------------
ISSUED AND FULLY PAID
Balance as of February 28, 1999                  --      $        --      $        --
Issuance of shares for cash net of
share issue expenses                             --               --        4,727,510
                                        -----------      -----------      -----------
Balance as at June 30, 1999                      --               --        4,727,510

Issuance of shares in a business
  acquisition (Note 4)                           --               --          305,970
Reversal of an accrued liability
  relating to share issue expenses               --               --           36,484
Conversion of stock                       1,604,999        2,201,656               --
                                        -----------      -----------      -----------
Balance as at June 30, 2000               1,604,999        2,201,656        5,069,964
                                        ===========      ===========      ===========

UFORCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2000 and 1999
(in United States dollars)

================================================================================
9 - CAPITAL STOCK (CONTINUED)
================================================================================

In 2000, the Company granted options to its employees entitling them to subscribe to 1,422,500 common shares of its capital stock. The options vest on the basis of 1/4 per year and can only be exercised subject to certain criteria. The subscription price varies between $0.676 and $1.25 per share and the option has a maximum life of seven years. The weighted average exercise price is $0.94. No options were vested as of June 30, 2000.

In 1999, the Company granted options to a third party entitling this third party to subscribe to 285,000 common shares of its capital stock during the 18 months following June 29, 1999. The subscription price of Cdn $1.00 per share could be paid in cash or services.

All these options have been cancelled and replaced by options issued by the new parent company (Netergy Networks, Inc.).

================================================================================
10 - CONTRIBUTED SURPLUS
================================================================================

Pursuant to an agreement entered into upon the creation of Uforce Inc. in 1999, a shareholder was committed to provide $70,599 in cash to the Company. This amount was received during the year ended June 30, 2000 and was accounted for as contributed surplus.

================================================================================
11 - INFORMATION INCLUDED IN STATEMENTS OF CASH FLOWS
================================================================================

Changes in working capital items are detailed as follows:

                                                            2000-06-30      1999-06-30     1999-02-28
                                                            (12 months)      (4 months)    (12 months)
                                                            ----------       ---------     -----------
Accounts receivable                                       $(1,802,119)      $  150,089       $ (157,957)
Work in process                                              (111,144)              --               --
Prepaid expenses                                             (193,862)          14,381          (17,375)
Accounts payable and accrued liabilities                    1,385,486           47,577           54,097
Income taxes payable                                          (24,069)              --               --
Deferred revenue                                              666,802               --               --
                                                            ----------       ---------        ---------
                                                              (78,906)         212,047         (121,235)
                                                            ==========       =========        =========

Cash flows relating to interest are as follows:
                                                            2000-06-30      1999-06-30       1999-02-28
                                                            (12 months)     (4 months)       (12 months)
                                                            ----------       ---------        ---------
Interest paid                                             $     28,844      $    6,127       $    1,572

UFORCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2000 and 1999
(in United States dollars)

================================================================================
12 - INCOME TAXES
================================================================================

The Company has future income taxes assets of $1,796,808 which are not recorded in the financial statements. Of this amount, $121,004 expires in 2004, $1,581,840 in 2007 and $93,964 expires at an undetermined date.

The Company's effective income tax rate differs from the combined federal and provincial income tax rate in Canada. This difference results from the following:

                                                            2000-06-30         1999-06-30         1999-02-28
                                                           (12 months)         (4 months)         (12 months)
                                                           -----------         ----------         -----------
Combined federal and provincial income tax rate               38.2%               38.3%               38.3%
Tax losses not recognized                                    (38.2)              (38.3)              (38.3)
                                                            ------             -------            --------
                                                                --                  --                  --
                                                            ======             =======            ========

================================================================================
13 - COMMITMENTS
================================================================================

The Company has entered into long-term operating lease agreements expiring at various dates up to 2010 which call for lease payments totalling $6,561,354 for office space and equipment rental. The minimum lease payments for the next five years are $562,090 in 2001, $673,547 in 2002, $678,850 in 2003, $678,707 in 2004
and $693,773 in 2005.

================================================================================
14 - CONTINGENCIES
================================================================================

As at June 30, 2000, the Company has issued two letters of credit for $37,731 and $306,753 for two of its landlords. These letters of credit mature on January 31, 2001 and October 31, 2001, respectively, and are secured by term deposits.

UFORCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2000 and 1999
(in United States dollars)

================================================================================
15 - GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES
================================================================================

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada (Canadian GAAP) which differ in certain respects from generally accepted accounting principles in the United States (U.S. GAAP). Had the Company followed U.S. GAAP, item would have increased the net loss as follows:

                                                               2000-06-30      1999-06-30     1999-02-28
                                                               (12 months)     (4 months)     (12 months)
                                                               ----------      --------       --------
Net loss according to Canadian GAAP                            $4,082,272      $226,395       $211,686
Costs relating to awards of stock options to a third
party                                                                  --        92,865             --
                                                               ----------      --------       --------
Net loss according to U.S. GAAP                                 4,082,272       319,260        211,686
                                                               ==========      ========       ========

In accordance with U.S. GAAP, the Company is required to account for options awarded to a third party at their fair value and recognize this amount as an expense.

       (b)Unaudited Pro Forma Combined Condensed Financial Information

       The following unaudited pro forma combined condensed financial statements give effect to the acquisition by Netergy Networks, Inc., formerly 8x8, Inc., ("Netergy Networks" or "the Company") of all outstanding shares of UForce, Inc. ("UForce") in a transaction to be accounted for as a purchase.

       The unaudited pro forma combined condensed balance sheet as of March 31, 2000 gives effect to this acquisition as if it had occurred on March 31, 2000. The unaudited pro forma combined condensed statement of operations for the year ended March 31, 2000 gives effect to the acquisition as if it had occurred on April 1, 1999.

       The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position. In the opinion of management, all adjustments necessary for a fair presentation of such pro forma financial statements have been made. The unaudited pro forma combined condensed financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements of the Company included in its Annual Report on Form 10-K filed June 28, 2000 with the Securities and Exchange Commission and the historical financial statements of UForce included elsewhere in this Form 8-K/A.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2000
                                 (IN THOUSANDS)

                                                                                                       PRO FORMA
                                                     NETERGY                                            COMBINED
                                                     NETWORKS        UFORCE        ADJUSTMENTS          BALANCES
                                                    ---------       ---------      -----------         ---------
ASSETS
Current assets:
     Cash and cash equivalents                      $  48,576       $      24       $      --          $  48,600
     Short-term investments                                --           1,446              --              1,446
     Accounts receivable, net                           1,394           1,507              --              2,901
     Accounts receivable from related party             1,000              --              --              1,000
     Inventory                                          1,367              14              --              1,381
     Prepaid expenses and other current assets          1,043             132              --              1,175
                                                    ---------       ---------       ---------          ---------
       Total current assets                            53,380           3,123              --             56,503
Property and equipment, net                             2,687             881              --              3,568
Intangibles and other assets                            3,916             439          43,551 (A)         47,467
                                                                                         (439)(B)
                                                    ---------       ---------       ---------          ---------
                                                    $  59,983       $   4,444       $  43,112          $ 107,539
                                                    =========       =========       =========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                               $   1,887       $     759       $      --          $   2,646
     Accrued compensation                               2,154              --              --              2,154
     Accrued warranty                                     694              --              --                694
     Deferred revenue                                     731             689              --              1,420
     Other accrued liabilities                          1,245              --             877 (A)          2,122
     Income taxes payable                                 384              --              --                384
     Current portion of long-term debt                     --             288              --                288
                                                    ---------       ---------       ---------          ---------
       Total current liabilities                        7,095           1,736             877              9,708

Long-term debt                                             --             356              --                356
Convertible subordinated debentures                     5,498              --              --              5,498
                                                    ---------       ---------       ---------          ---------
       Total liabilities                               12,593           2,092             877             15,562
                                                    ---------       ---------       ---------          ---------

Stockholders' equity
     Common stock                                          23           5,129               2 (A)             25
                                                                                       (5,129)(B)
     Additional paid-in capital                       101,559              94          44,585 (A)         146,144
                                                                                          (94)(B)
     Notes receivable from stockholders                   (69)             --              --                (69)
     Deferred compensation                               (376)             --              --               (376)
     Accumulated deficit                              (53,747)         (2,871)          2,871 (B)        (53,747)
                                                    ---------       ---------       ---------          ---------
       Total stockholder's equity                      47,390           2,352          42,235             91,977
                                                    ---------       ---------       ---------          ---------
                                                    $  59,983       $   4,444       $  43,112          $ 107,539
                                                    =========       =========       =========          =========

                             NETERGY NETWORKS, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                            YEAR ENDED MARCH 31, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         PROFORMA
                                            NETERGY                                      COMBINED
                                            NETWORKS        UFORCE       ADJUSTMENTS     BALANCES
                                            --------       --------      -----------     --------
Product revenues                            $ 20,817       $     --       $     --       $ 20,817
License and other revenues                     4,567            490             --          5,057
                                            --------       --------       --------       --------

Total revenues                                25,384            490             --         25,874
Cost of product revenues                       8,448             --             --          8,448
Cost of license and other revenues               150            410             --            560
                                            --------       --------       --------       --------

Gross profit                                  16,786             80             --         16,866

Operating expenses:
  Research and development                    11,909          1,617             --         13,526
  Selling, general and administrative         21,307          1,675             --         22,982
  In-process research and development         10,100             --             --         10,100
  Amortization of intangibles                    614             40         10,888 (D)     11,542
  Research and development tax credits            --           (583)            --           (583)
                                            --------       --------       --------       --------
             Total operating expenses         43,930          2,749         10,888         57,567
                                            --------       --------       --------       --------

Loss from operations                         (27,144)        (2,669)       (10,888)       (40,701)
Other income, net                              2,807             90             --          2,897
Interest expense                                (391)           (44)            --           (435)
                                            --------       --------       --------       --------

Loss before provision for income taxes       (24,728)        (2,623)       (10,888)       (38,239)
Provision  for income taxes                      120             --             --            120
                                            --------       --------       --------       --------

Net loss                                    $(24,848)      $ (2,623)      $(10,888)      $(38,359)
                                            ========       ========       ========       ========

Net loss per basic and diluted share        $  (1.38)                                    $  (1.90)
                                            ========                                     ========
Basic and diluted shares outstanding          18,071                         2,132         20,203
                                            ========                      ========       ========

NOTE 1 - BASIS OF PRESENTATION:

       Netergy Networks acquired UForce on June 30, 2000 for a total purchase price of $45.5 million in a transaction to be accounted for as a purchase. The Company issued or will issue 3,555,303 shares of Netergy Networks common stock, with a fair value of approximately $38.0 million, for all of the outstanding stock of UForce. The share total is comprised of 1,447,523 shares issued at closing of the acquisition and 2,107,780 shares that will be issued upon the exchange or redemption of the exchangeable shares of Canadian entities held by former shareholders or indirect owners of UForce stock. Certain of the shares to be issued are subject to repurchase rights. The common stock was valued using the Company's average stock price on May 19, 2000, the date the merger agreement was announced, including the prices of the stock four days before and four days after the announcement. The average price was $10.70. Netergy Networks also assumed outstanding stock options to purchase 1,023,898 shares of common stock for which the Black-Scholes option-pricing model value of approximately $6.6 million will be included in the purchase price. Direct transaction costs related to the merger are estimated to be approximately $877,000.

       The unaudited pro forma combined condensed balance sheet as of March 31, 2000 gives effect to this acquisition as if it had occurred on March 31, 2000. The unaudited pro forma combined condensed statement of operations for the year ended March 31, 2000 gives effect to the acquisition as if it had occurred on April 1, 1999. The Company's fiscal year ends on the last Thursday in March. For purposes of these pro forma financial statements, the Company has indicated its fiscal year ends on March 31.



NOTE 2 - PURCHASE PRICE ALLOCATION:

       The Company's allocation of the aggregate purchase price is based on management's preliminary analysis and estimates of the fair values of the tangible assets and intangible assets. The Company anticipates that, upon completion of an independent appraisal, there will be a charge for purchased in-process research and development, which has not reached technological feasibility and therefore, has no alternative future use. Such in-process research and development will be charged to the statement of operations in the period the acquisition is consummated. The book values of tangible assets and liabilities acquired are assumed to approximate fair values. Intangible assets are assumed to include current technology, workforce and goodwill and are amortized over an estimated useful life of 4 years. Upon completion of an independent appraisal, intangible assets will be reduced by the amount of any in-process research and development charged to the statement of operations. The allocation is summarized below (in thousands):

        Net assets acquired                                              $ 1,913

        Intangible assets, including goodwill                             43,551
                                                                         -------

           Total                                                         $45,464
                                                                         =======

NOTE 3 - UNAUDITED PRO FORMA COMBINED NET LOSS PER SHARE:

       The net loss per share and shares used in computing the net loss per share for the year ended March 31, 2000 are based upon the Company's historical weighted average common shares outstanding together with the shares issued in the transaction as if such shares were issued April 1, 1999. Common stock issuable upon the exercise of stock options, warrants, convertible subordinated debentures and unvested restricted stock has been excluded, as the effect would be anti-dilutive for all periods presented.



 NOTE 4 - PURCHASE ADJUSTMENTS:

       The following adjustments were applied to the combined financial statements:

       (A) To reflect the issuance of shares and the assumption of stock options in the acquisition and to record estimated transaction costs and other assets and liabilities at their fair values.

       (B) To reflect the writeoff of intangible assets and the elimination of stockholders' equity accounts of UForce.

       (C) To record amortization of goodwill and other intangibles. Goodwill and other intangibles are amortized on a straight-line basis over four years.

       (c)Exhibits.

        Exhibit Number       Description
        --------------       -----------
        23.1                 Auditors' Consent

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NETERGY NETWORKS, INC.

Dated: September 12, 2000
                                        By: /s/ David M. Stoll
                                           -------------------------------------
                                           David M. Stoll
                                           Chief Financial Officer

                                  EXHIBIT INDEX

        Exhibit Number       Description
        --------------       -----------
        23.1                 Auditors' Consent